CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made as of the 24th day of May, 2007.

BETWEEN:

STRATEGIC INTERNET INVESTMENTS, INC., having
an office at Suite 250, 1090 West Georgia Street, Vancouver,
British Columbia, V6E 3V7

(the “Company”)

OF THE FIRST PART
AND:

AXIOM CONSULTING CORP., having an office at
3106 West 5th Avenue, Vancouver, British Columbia, V6K 1B1

(the “Contractor”)

OF THE SECOND PART
AND:

JOHN ANDERSON, of 3106 West 5th Avenue, Vancouver,
British Columbia, V6K 1B1

(“Anderson”)

OF THE THIRD PART

IN CONSIDERATION of the premises and the mutual covenants herin contained the parties hereto agree as follows:

                            Article 1

                 Definitions

1.1                      In this Agreement:

“Associated Company” means a company which directly or indirectly:

(a)	controls, or is controlled by, the Company, or

(b)	is controlled by the same company that directly or indirectly controls the Company.

“Board” means the Board of Directors from time to time of the Company.

“Notice Period” means a period of fifteen days commencing on the day after notice of termination of the Contractor’s retainer is given by the Company in accordance with the terms of this Agreement.

Article 2
Appointment

2.1
The Company agrees to retain the Contractor to provide consulting services (the “Services”) from time to time as required by the Board and the Contractor agrees to provide such Services, reporting directly to the Board, subject to the terms and conditions of this Agreement.  The Services to be provided by the Contractor shall include the following:

(a)	providing consulting services to the Company in order to introduce the Company as a potential investment for prospective financial institutions in North America and Europe;

(b)	arranging introductions and face to face meetings for the Company with the institutions mentioned above.

(c)	to assist in raising venture capital through both the private placement and the public offering of the Company’s securities and through possible debt financings;

(d)	to assist the Company in obtaining, developing and maintaining contacts with other persons or companies who might assist in developing and meeting business objectives; and

(e)	such other duties as may be reasonably directed from time to time by the Board;

2.2
The Contractor agrees to provide the Services to the Company through the employment of personnel acceptable to the Company, acting reasonably.  Such personnel shall include Anderson, if requested by the Company. The Contractor shall provide its own office facilities and equipment to its employees for the purpose of providing the Services; provided that the personnel of the Contractor may also use the Company’s offices and facilities from time to time as mutually agreed upon.

2.3
The term of the Contractor’s appointment shall commence on May 24, 2007 and continue for a term of 12 months expiring on May 24, 2008. Thereafter this Agreement shall be automatically renewed on a month to month basis, subject only to termination in accordance with the provisions of Article 6.

Article 3
Relationship Between the Parties

3.1
The parties agree and intend that the relationship of the Contractor to the Company pursuant to this Agreement is that of independent contractor.  Neither Anderson nor any other staff of the Contractor are employees of the Company, and are not entitled to the benefits provided by the Company to its employees except as otherwise mutually agreed upon from time to time.

3.2	The Contractor shall provide the Services in Vancouver British Columbia, except for travel from time to time as reasonably required for the Company’s business.

3.3	During the continuance of its retainer under this Agreement, the Contractor shall:

(a)	devote sufficient time to the business of the Company and its subsidiaries for the performance of the Services described herein;

(b)
provide the Services in a proper, loyal and efficient manner and shall use its best efforts to maintain and promote the interests and reputation of the Company and its subsidiaries and not do anything which is harmful to them; and

(c)
at all times promptly give to the Board (in writing if so requested) all such information and explanations as the Board may reasonably require in connection with matters relating to its retainer hereunder or with the business of the Company or its subsidiaries.

3.4
The Company is aware that the Contractor has now and will continue to provide services to other companies and the Company recognizes that these companies will require a certain portion of the time of the Contractor and its principal and other employees.  The Company agrees that the Contractor may continue to provide services to such outside interests, provided that such interests do not conflict with the provision of the Contractor’s Services under this Agreement.

3.5
During the term of this Agreement, the Contractor and/or its employees and associates  may have access to confidential information consisting of the following categories of information (collectively, the “Trade Secrets”):

(a)	financial information, such as the Company’s earnings, assets, debts, or other financial data, whether relating to the Company generally, or to particular services, geographic areas or time periods;

(b)
supply and service information, such as goods and services, supplier’s names or addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company, the details of which are not generally known;

(c)
in regards to resource companies, exploration information, such as details about ongoing or proposed exploration programs or agreements by or on behalf of the Company pertaining to any existing or proposed exploration programs, the forecasts and results of any exploration programs or information about impending transactions;

(d)
personnel information, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, termination or reasons thereof, training methods, performance, or other consultant information not including consultant’s personal or medical histories; and/or

(e)	current shareholders lists, investors, contracts such as registered representatives/stockbrokers or potential investors, and officers and directors of the Company or any affiliated companies.

The Company and the Contactor shall consider their relationship as one of mutual trust and confidence with respect to the Trade Secrets.  Therefore, during and after the term of this Agreement, the Contractor agrees to:

(f)
except as subject to clause 3.06 of this Agreement, hold all such information in confidence and not to divulge, communicate or transmit it to others, or make any unauthorized copy or use of such information in any capacity either personal or business unrelated to that of the Company;

(g)	use the Trade Secrets only in the furtherance of proper Company related reasons for which such information is disclosed or discovered;

(h)
take all necessary reasonable action that the Company deems necessary or appropriate to not allow unauthorized use or disclosure of the Company’s Trade Secrets, and to protect the Company’s interest in the Trade Secrets.

3.6	The provisions set forth in Article 3.5 do not apply to:

(a)	information that has become public through disclosure of and by the Company;

(b)
information that by means other than the Contractor’s deliberate or inadvertent disclosure becomes well known or easily ascertainable to the public or to companies that compete directly with the Company; and

(c)	disclosure compelled by judicial or administrative proceedings.

3.7
All inventions, improvements, products, designs, programs, processes, formulae and methods of manufacture whether practicable or not (all of which are hereunder collectively included in the term “inventions”) which the Contractor may make or discover while retained pursuant to this Agreement and which relate to or are connected with any product, article or service of a kind produced, handled, provided or sold by or which relate to or are connected with any business carried on by the Company or any Associated Company, subject to any contrary provisions of the Patent Act (Canada) where applicable, be the sole, absolute and exclusive property of the Company and shall be held by the Contractor both during the continuance of its retainer hereunder and thereafter in trust for the Company. The Contractor shall at the request and cost of the Company apply for and execute any such documents, and do such acts and things as may in the opinion of the Board be necessary to give full effect to the terms of this Article.  Further, the Contractor shall not do anything to imperil the validity of any such patent or protection or any application therefor but on the contrary shall at the cost of the Company render all possible assistance to the Company both in obtaining and in maintaining such patents or other protection.

Article 4
Responsibility of the Contractor

4.1
The Contractor is aware and acknowledges that all of its activities shall be conducted in compliance with applicable securities legislation and the rules and by-laws of the applicable securities exchanges under whose jurisdictions their activities fall.

4.2	The Contractor agrees to defend, indemnify and hold harmless the Company from and against any and all loss, claims, actions, damages, liabilities and expenses arising in anyway as a result of entering into the Agreement or arising out of the performance or its obligations under this Agreement that gives rise to damages to the Company or in connection with the Contractor’s activities and non-activities hereunder.

Article 5
Remuneration  and Expenses

5.1
The Contractor acknowledges the financial constraints of the Company and is willing to accept Restricted Rule 144 Reg. S shares in lieu of cash as full payment of all compensation under the Agreement for amounts owed.  The Contractor also acknowledges that as the shares of the Company are restricted for a term of at least one year and possibly two years, and their future value is uncertain, the Company agrees to issue a sufficient number of shares to account for the time, risk factors etc. and agrees to the allotment and issuance, subject to the conditions herein, of 350,000 shares of restricted Rule 144 common stock issued under regulation S. as full payment to the Contractor under the Agreement.

5.2
The Company at its discretion and sole option may reimburse the Contractor for all reasonable business, travel, hotel, entertainment and other out-of-pocket expenses which are incurred by the Contractor in the provision of the Services hereunder.  The Contractor shall provide the Company with copies of all vouchers, bills, invoices and statements relating to any expenses for which the Contractor claims reimbursement and the Company shall pay such expense reimbursement in full.

5.3
The Company agrees, that should the Contractor fail to receive prompt payment of any remuneration of reimbursement contemplated under this Agreement, and after exercising reasonable efforts to collect such payment, is forced to seek legal collection of delinquent reimbursement, the Company shall then be liable to reimburse the Contractor for the Contractor’s legal costs of collection.

                                                                  Article 6
                                      Termination of Retainer

6.1
The Contractor or the Company may terminate the retainer pursuant to this Agreement at any time after May 24, 2007 by providing written notice to the Contractor or the Company as the case may be of not less than the Notice Period.

6.2	The Company may terminate the Contractor’s retainer pursuant to this Agreement if the Contractor:

(a)	commits a material breach of a provision of this Agreement;

(b)	is unwilling or unable to perform the Services under this Agreement;

(c)	commits an act of fraud or of wilful misconduct in the discharge of the Services under this Agreement;

provided that the Company shall first deliver notice to the Contractor setting out the alleged facts or circumstances giving rise to its right of termination of this Agreement, and the Contractor shall have 30 days within which to cure such alleged breach or default hereunder.

6.3	The Company shall make all payments hereunder arising from the termination of this Agreement in accordance with Article 6.2 by way of certified cheque or bank draft made payable to the Contractor.

6.4
Concurrently with the delivery of payments and resignations, if applicable, the parties hereto shall deliver mutual releases and discharges in favour of one another with respect to any matters arising up to the date of termination of this Agreement, in terms and substance satisfactory to the parties, acting reasonably.

6.5
Upon termination of the retainer under this Agreement, the Contractor shall promptly return to the Company all correspondence, documents, papers, records, software, keys and other property of the Company, which the Contractor has prepared or obtained in the course of providing the Services to the Company (and the Contractor shall not retain any copies thereof) and the Company shall return to the Contractor and Anderson any of their property which is in the possession or control of the Company.

Article 7
Notices

7.1
Notices to be given under this Agreement shall be in writing and shall be given to the parties at the addresses specified below. Any notice given shall be deemed to be given on the date delivered if delivered personally or by facsimile and shall be deemed to be given 4 days after being mailed to the address of the party described below when sent by prepaid registered mail.

7.2	The address for service of the parties shall be:

The Company:

Suite 250 – 1090 West Georgia Street
Vancouver, BC, V6E 3V7
Fax #604-684-3829

The Contractor and Anderson:

3106 West 5th Avenue, Vancouver, British Columbia, V6K 1B1
Fax #604-688-3452

7.3	Any party may change its address for service of notice by written notice to the other party.

Article 8
General Provisions

8.1	This Agreement evidences the entire agreement between the parties and cannot be changed, modified, or supplemented except by a written supplementary agreement executed by both parties.

8.2
This Agreement shall enure to and be binding upon the Company and its successors and the Contractor and his successors but otherwise shall not be assignable without the written consent of the other party.

8.3
This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the parties irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

8.4
If any provision of this Agreement is judicially determined to be void, illegal or unenforceable, such provision shall be ineffective to the extent of such voidness, illegality or unenforceability, but without invalidating or affecting the validity or enforceability of any remaining provisions of this Agreement.

8.5	In this Agreement, the singular includes the plural and the plural includes the singular, and any reference to a gender includes the other gender.

8.6
No waiver by either party to this Agreement of any default in performance on the part of the other party and no waiver by either party of any breach or of a series of breaches of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent or continuing breach of such terms, covenants or conditions.

(signing on next page)

STRATEGIC INTERNET INVESTMENTS, INC.

C/S
Title:

“Signed”
(Authorized Signatory)

Title:

(Authorized Signatory)

AXIOM CONSULTING CORP.

C/S
Title:

“Signed”
(Authorized Signatory)

Title:

(Authorized Signatory)

SIGNED, SEALED AND DELIVERED by
JOHN ANDERSON in the presence of:

“Signed”	“Signed”
Witness	JOHN ANDERSON

Name

Address